EXHIBIT (99)(a)

NEWS RELEASE

July 27, 2012
Contact:	Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported second quarter earnings results with highlights as follows:

Second Quarter Highlights:

•
Net earnings were $1.5 million or $0.27 basic and diluted net earnings per share for the three months ended June 30, 2012, before adjustment for preferred stock dividends and accretion, as compared to $629,000 or $0.11 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.

•
Net earnings available to common shareholders were $1.2 million or $0.21 basic and diluted net earnings per common share for the three months ended June 30, 2012, as compared to $281,000 or $0.05 basic and diluted net earnings per common share, for the same period one year ago.

•	Earnings before securities gains and income taxes were $1.3 million for the three months ended June 30, 2012 compared to $392,000 for the same period one year ago.
•	Core deposits were $622.6 million, or 79.77% of total deposits at June 30, 2012, compared to $615.1 million, or 74.07% of total deposits at June 30, 2011.
•
The Company purchased 12,530 shares of the Company’s 25,054 outstanding shares of preferred stock from the U.S. Department of the Treasury (“Treasury”), which was issued to Treasury in connection with the Company’s participation in the TARP Capital Purchase Program (“CPP”) in 2008.  The shares were purchased for $933.36 per share, for a total purchase price of $11,778,575.90, including $83,575.10 accrued and unpaid dividends on the preferred stock.  The Company retired the 12,530 shares purchased.  The $834,999.20 difference between the $12,530,000 book value of the preferred stock retired and the $11,695,000.80 purchase price of the preferred stock retired was credited to retained earnings, effective June 30, 2012.

Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in second quarter earnings to a decrease in the provision for loan losses and an increase in non-interest income, which were partially offset by a decrease in net interest income and an increase in non-interest expense.

Year-to-date net earnings as of June 30, 2012 were $3.2 million, or $0.57 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, as compared to $2.0 million, or $0.36 basic and diluted net earnings per share, before adjustment for preferred stock dividends and accretion, for the same period one year ago.  After adjusting for dividends and accretion on preferred stock, net earnings available to common shareholders for the six months ended June 30, 2012 were $2.5 million or $0.45 basic and diluted net earnings per common share as compared to $1.3 million, or $0.23 basic and diluted net earnings per common share, for the same period one year ago.  The increase in year-to-date earnings is primarily attributable to aggregate decreases in the provision for loan losses and increases in non-interest income, which were partially offset by aggregate decreases in net interest income and increases in non-interest expense, as discussed below.

Net interest income was $7.8 million for the three months ended June 30, 2012, compared to $8.6 million for the same period one year ago.  This decrease was primarily due to a decrease in interest income resulting from decreases in loans and investment securities, which were partially offset by a decrease in interest expense due to a reduction in the cost of funds and a reduction in interest bearing liabilities.  Net interest income after the provision for loan losses increased to $6.2 million during the second quarter of 2012, compared to $5.2 million for the same period one year ago.  The provision for loan losses for the three months ended June 30, 2012, was $1.6 million as compared to $3.4 million for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $1.2 million decrease in net charge-offs during the second quarter of 2012 compared to the second quarter of 2011 and a $9.9 million reduction in non-accrual loans from June 30, 2011 to June 30, 2012.

Non-interest income was $3.6 million for the three months ended June 30, 2012, as compared to $2.7 million for the same period one year ago.  This increase is primarily attributable to a $483,000 increase in the gains on sale of securities and a $166,000 reduction in losses and write-downs on foreclosed properties for the three months ended June 30, 2012, as compared to the same period one year ago.

Non-interest expense was $7.8 million for the three months ended June 30, 2012, as compared to $7.4 million for the same period one year ago.  This increase is primarily due to a $258,000 increase in salaries and benefits expense and a $208,000 increase in non-interest expenses other than salary, employee benefits and occupancy expenses, which included $168,000 in expenses associated with the Treasury’s auction and the Company’s purchase of the preferred stock.

Year-to-date net interest income as of June 30, 2012 decreased 7% to $16.0 million compared to $17.1 million for the same period one year ago.   This decrease is primarily attributable to a decrease in interest income resulting from decreases in loans and investment securities, which were partially offset by a decrease in interest expense due to a reduction in the cost of funds and a reduction in interest bearing liabilities.  Net interest income after the provision for loan losses increased 14% to $12.3 million for the six months ended June 30, 2012, compared to $10.8 million for the same period one year ago.  The provision for loan losses for the six months ended June 30, 2012 was $3.7 million as compared to $6.3 million for the same period one year ago.  The decrease in the provision for loan losses is primarily attributable to a $2.2 million decrease in net charge-offs during the six months ended June 30, 2012 compared to the same period one year ago and a $9.9 million reduction in non-accrual loans from June 30, 2011 to June 30, 2012.

Non-interest income was $7.0 million for the six months ended June 30, 2012, as compared to $6.3 million for the same period one year ago.  This increase is primarily attributable to a $318,000 reduction in losses and write-downs on foreclosed properties and a $190,000 increase in income from the Company’s Community Bank Real Estate Solutions subsidiary for the six months ended June 30, 2012, as compared to the same period one year ago.

Non-interest expense was $15.1 million for the six months ended June 30, 2012, as compared to $14.8 million for the same period one year ago.  This increase is primarily due to a $432,000 increase in salaries and benefits expense for the six months ended June 30, 2012, as compared to the same period one year ago.

Total assets amounted to $1.0 billion as of June 30, 2012, as compared to $1.1 billion as of June 30, 2011.  Available for sale securities decreased 5.67% to $280.7 million as of June 30, 2012, compared to $297.6 million as of June 30, 2011.  This decrease reflects investment securities sold during the six months ended June 30, 2012, totaling $34.8 million, which were partially offset by purchases of investment securities.  Total loans amounted to $642.8 million as of June 30, 2012, compared to $692.8 million as of June 30, 2011.  This decrease is primarily due to the anticipated reduction in existing loans through the work-through of problem loans and normal principal repayments, which have exceeded the diminished level of loan originations, which is primarily attributable to the current level of slow economic growth.

Non-performing assets declined to $29.4 million or 2.84% of total assets at June 30, 2012, compared to $39.2 million or 3.66% of total assets at June 30, 2011 primarily due to a decrease in non-accrual loans.  Non-performing loans include $12.6 million in acquisition, development and construction (“AD&C”) loans, $9.7 million in commercial and residential mortgage loans and $591,000 in other loans at June 30, 2012, as compared to $19.3 million in AD&C loans, $12.1 million in commercial and residential mortgage loans and $784,000 in other loans at June 30, 2011.  The allowance for loan losses at June 30, 2012, was $16.6 million or 2.59% of total loans compared to $16.0 million or 2.31% of total loans at June 30, 2011.  According to Mr. Wolfe, management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits amounted to $780.5 million as of June 30, 2012, compared to $830.4 million at June 30, 2011.  Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $100,000, increased $7.5 million to $622.6 million at June 30, 2012, as compared to $615.1 million at June 30, 2011.  Certificates of deposit in amounts greater than $100,000 or more totaled $157.0 million at June 30, 2012, as compared to $212.4 million at June 30, 2011.  This decrease is primarily due to a $41.8 million decrease in brokered certificates of deposit, which included a $17.8 million decrease in certificates of deposit issued through the Certificate of Deposit Account Registry Service (CDARS).

Securities sold under agreement to repurchase were $50.5 million at June 30, 2012, as compared to $44.5 million at June 30, 2011.

Shareholders’ equity was $94.8 million, or 9.16% of total assets, as of June 30, 2012, compared to $100.5 million, or 9.37% of total assets, as of June 30, 2011.  This decrease reflects the Company’s purchase of preferred stock from the Treasury.  Although the transaction date of this repurchase occurred during June 2012, actual payment for the repurchase of preferred shares occurred on July 3, 2012.  As such, the Company recorded a $11.8 million payable as of June 30, 2012, which is included in “Accrued interest payable and other liabilities” on its Consolidated Balance Sheets as of June 30, 2012.

Peoples Bank operates 22 offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Union, Iredell and Wake Counties.  The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2011.

CONSOLIDATED BALANCE SHEETS
June 30, 2012, December 31, 2011 and June 30, 2011
(Dollars in thousands)

	June 30, 2012	December 31, 2011	June 30, 2011
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$25,350	$22,532	$25,532
Interest bearing deposits	44,127	6,704	16,103
Cash and cash equivalents	69,477	29,236	41,635

Certificates of deposits	-	-	735

Investment securities available for sale	280,735	321,388	297,606
Other investments	5,734	5,712	5,840
Total securities	286,469	327,100	303,446

Mortgage loans held for sale	3,753	5,146	1,967

Loans	642,815	670,497	692,813
Less: Allowance for loan losses	(16,640)	(16,604)	(15,984)
Net loans	626,175	653,893	676,829

Premises and equipment, net	16,342	16,896	17,513
Cash surrender value of life insurance	13,040	12,835	7,660
Accrued interest receivable and other assets	19,833	21,957	23,182
Total assets	$1,035,089	$1,067,063	$1,072,967

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$147,825	$136,878	$132,288
NOW, MMDA & Savings	353,076	366,133	346,808
Time, $100,000 or more	156,974	193,045	212,440
Other time	122,671	131,055	138,874
Total deposits	780,546	827,111	830,410

Demand notes payable to U.S. Treasury	-	-	1,252
Securities sold under agreement to repurchase	50,510	39,600	44,512
FHLB borrowings	70,000	70,000	70,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	18,574	6,706	5,641
Total liabilities	940,249	964,036	972,434

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; issued and outstanding
12,524 shares in 2012 and 25,054 shares in 2011	12,298	24,758	24,687
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,544,160 shares in 2012 and 2011	48,298	48,298	48,289
Retained earnings	29,617	26,895	24,644
Accumulated other comprehensive income	4,627	3,076	2,913
Total shareholders' equity	94,840	103,027	100,533

Total liabilities and shareholders' equity	$1,035,089	$1,067,063	$1,072,967

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2012 and 2011
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$8,227	$9,159	$16,652	$18,774
Interest on investment securities:
U.S. Government sponsored enterprises	737	1,413	1,807	2,494
State and political subdivisions	787	790	1,587	1,595
Other	84	60	151	116
Total interest income	9,835	11,422	20,197	22,979

INTEREST EXPENSE:
NOW, MMDA & savings deposits	295	601	639	1,319
Time deposits	864	1,277	1,896	2,681
FHLB borrowings	684	753	1,374	1,497
Junior subordinated debentures	110	101	222	200
Other	34	77	73	156
Total interest expense	1,987	2,809	4,204	5,853

NET INTEREST INCOME	7,848	8,613	15,993	17,126
PROVISION FOR LOAN LOSSES	1,603	3,368	3,652	6,318
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,245	5,245	12,341	10,808

NON-INTEREST INCOME:
Service charges	1,192	1,316	2,379	2,572
Other service charges and fees	516	528	1,115	1,109
Gain on sale of securities	664	181	1,191	1,256
Mortgage banking income	271	218	497	405
Insurance and brokerage commissions	119	121	254	229
Miscellaneous	831	372	1,536	738
Total non-interest income	3,593	2,736	6,972	6,309

NON-INTEREST EXPENSES:
Salaries and employee benefits	3,931	3,673	7,772	7,340
Occupancy	1,300	1,331	2,600	2,696
Other	2,612	2,404	4,742	4,742
Total non-interest expense	7,843	7,408	15,114	14,778

EARNINGS BEFORE INCOME TAXES	1,995	573	4,199	2,339
INCOME TAXES	486	(56)	1,031	349

NET EARNINGS	1,509	629	3,168	1,990

Dividends and accretion on preferred stock	348	348	697	697

NET EARNINGS AVAILABLE TO
COMMON SHAREHOLDERS	$1,161	$281	$2,471	$1,293

PER COMMON SHARE AMOUNTS
Basic net earnings	$0.21	$0.05	$0.45	$0.23
Diluted net earnings	$0.21	$0.05	$0.45	$0.23
Cash dividends	$0.02	$0.02	$0.09	$0.04
Book value	$14.89	$13.62	$14.89	$13.62

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2012 and 2011
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$284,129	$285,223	$298,790	$276,273
Loans	654,343	704,366	662,962	712,994
Earning assets	972,963	1,012,214	985,405	1,011,638
Assets	1,036,560	1,068,988	1,047,985	1,067,654
Deposits	788,459	833,436	801,359	836,684
Shareholders' equity	106,671	98,705	106,691	98,415

SELECTED KEY DATA:
Net interest margin (tax equivalent)	3.40%	3.58%	3.42%	3.59%
Return on average assets	0.59%	0.24%	0.61%	0.38%
Return on average shareholders' equity	5.69%	2.52%	5.97%	4.08%
Shareholders' equity to total assets (period end)	9.16%	9.37%	9.16%	9.37%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$16,612	$15,410	$16,604	$15,493
Provision for loan losses	1,603	3,368	3,652	6,318
Charge-offs	(1,780)	(2,966)	(4,376)	(6,311)
Recoveries	205	172	760	484
Balance, end of period	$16,640	$15,984	$16,640	$15,984

ASSET QUALITY:
Non-accrual loans			$21,074	$30,997
90 days past due and still accruing			1,797	1,124
Other real estate owned			6,505	7,115
Repossessed assets			11	-
Total non-performing assets			$29,387	$39,236
Non-performing assets to total assets			2.84%	3.66%
Allowance for loan losses to non-performing assets			56.62%	40.74%
Allowance for loan losses to total loans			2.59%	2.31%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans
	By Risk Grade
	06/30/2012	06/30/2011
Risk Grade 1 (excellent quality)	3.00%	3.30%
Risk Grade 2 (high quality)	16.57%	16.71%
Risk Grade 3 (good quality)	48.12%	48.58%
Risk Grade 4 (management attention)	20.75%	22.52%
Risk Grade 5 (watch)	4.29%	2.05%
Risk Grade 6 (substandard)	6.91%	6.55%
Risk Grade 7 (low substandard)	0.00%	0.00%
Risk Grade 8 (doubtful)	0.00%	0.00%
Risk Grade 9 (loss)	0.00%	0.00%

At June 30, 2012, including non-accrual loans, there were seven relationships exceeding $1.0 million (which totaled $12.7 million) in the Watch risk grade, six relationships exceeding $1.0 million in the Substandard risk grade (which totaled $14.8 million) and no relationships exceeding $1.0 million in the Low Substandard risk grade. There were four relationships with loans in the Watch risk grade and the Substandard risk grade exceeding $1.0 million total (which totaled $7.3 million).

(END)